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Exhibit 5.1

October 13, 2026

LandBridge Corporation

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

Re: Registration Statements on Form S-3

Ladies and Gentlemen:

We have acted as counsel for LandBridge Corporation, a Texas corporation (the “Company”) with respect to the preparation and filings of Amendment No. 1 to the Registration Statements on Form S-3, filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 1, 2025 (File Nos. 333-288467 and 333-288468) (the “Registration Statements”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale (a) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (1) Class A common stock, par value $0.001 per share (the “Class A Common Stock”) of the Company; (2) preferred stock, par value $0.001 per share (the “Preferred Stock”) of the Company; (3) depositary receipts representing fractional interests in a particular series of Preferred Stock evidenced by depositary receipts (the “Depositary Shares”); (4) debt securities, which may be senior debt securities or subordinated debt securities (the “Debt Securities”); and (5) warrants to purchase our Class A Common Stock, Preferred Stock or our Debt Securities, and the general manner in which we will offer such securities (the “Warrants”, and collectively with the Class A Common Stock, the Preferred Stock, the Depositary Shares and the Debt Securities, the “Securities”); and (b) by one or more selling shareholders named in the Registration Statements (the “Selling Shareholders”) of an aggregate of 53,915,691 shares of Class A Common Stock, consisting of (1) 51,213,492 shares of Class A Common Stock (the “LBH Shares”) issuable upon the redemption of an equal number of membership interests (“OpCo Units”) in DBR Land Holdings LLC, a Delaware limited liability company (“OpCo”) (along with the cancellation of a corresponding number of shares of Class B common stock, par value $0.001 per share (the “Class B Common Stock”)) held by LandBridge Holdings LLC, a Delaware limited liability company (“LBH”) and (2) 2,702,199 shares of Class A Common Stock held by the other Selling Shareholders (together with the LBH Shares, the “Selling Shareholder Shares”).

We have also participated in the preparation of prospectuses (the “Prospectuses”), which are contained in the Registration Statements to which this opinion is an exhibit.

In connection with the opinion expressed herein, we have examined, among other things, (i) the Certificate of Formation of the Company (the “Certificate of Formation”) and the Bylaws of the Company (the “Bylaws”), (ii) the Second Amended and Restated Limited Liability Company Agreement of OpCo (the OpCo LLCA”), (iii) the records of company proceedings that have occurred prior to the date hereof with respect to the filing of the Registration Statements, (iv) the Registration Statements and the Prospectuses, (v) the Registration Rights Agreement, dated as of July 1, 2024, by and between the Company and LBH, and (vi) the form of Indenture (the “Indenture”) filed as an exhibit to the Registration Statement.

Vinson & Elkins LLP Attorneys at Law

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LandBridge Corporation October 13, 2026 Page 2

In connection with this opinion, we have assumed that:

(1) the Registration Statements and any amendments thereto (including post-effective amendments) will have become effective;

(2) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(3) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statements and the appropriate Prospectus Supplement;

(4) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(5) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(6) the Selling Shareholder Shares will be issued, in the case of the LBH Shares, and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the Prospectus; and

(7) the LBH Shares will have been issued in accordance with the terms of the Certificate of Formation, the Bylaws and OpCo LLCA.

Based upon and subject to the foregoing, we are of the opinion that:

(1) With respect to the Class A Common Stock registered under Registration Statement No. 333-288467, when (i) the Company has taken all necessary action to approve the issuance of such Class A Common Stock, the terms of the offering thereof and related matters and (ii) the Class A Common Stock have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration thereof or provided for therein, then the Class A Common Stock will be validly issued, fully paid and non-assessable.

(2) With respect to any series of Preferred Stock, when (i) the board of directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and terms of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Texas and (ii) certificates representing the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated Preferred Stock shall have been properly issued) either (1) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (2) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion,

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exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the series of Preferred Stock will be validly issued, fully paid and non-assessable.

(3) With respect to the Depositary Shares, when (i) the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Texas, (ii) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (iii) the Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Company, either (1) upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement or (2) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Company, for the consideration approved by the Company, the Depositary Shares will be legally issued.

(4) With respect to the Debt Securities, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statements and any supplemental indenture thereto relating to such Debt Securities have been authorized, executed and delivered by the parties thereto; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, upon payment of the consideration thereof or provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

(5) With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (ii) the agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or the Company’s officers either (1) upon payment of the consideration therefor provided for therein or (2) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the Warrants will be legally issued and such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency

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(including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(6) With respect to the Selling Shareholder Shares registered under Registration Statement No. 333-288468, other than the LBH Shares, have been duly authorized and are validly issued, fully paid and nonassessable and (ii) the LBH Shares, when issued upon the redemption of OpCo Units (along with the cancellation of a corresponding number of shares of Class B Common Stock) in accordance with the terms of the Certificate of Formation, the Bylaws and the OpCo LLCA, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are qualified in the following respects:

(1) We have assumed, without independent verification, that the certificates for the Class A Common Stock will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Class A Common Stock.

(2) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(3) We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(4) This opinion is limited in all respects to the laws of the State of Texas (including applicable provisions of the Texas Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectuses and to the filing of this opinion as an exhibit to the Registration Statements. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.